UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2016, Sorrento Therapeutics, Inc. (the “Company”) hired Kevin Herde as Executive Vice President and Chief Financial Officer of the Company. Mr. Herde entered into a three year employment agreement with the Company pursuant to which he will receive $300,000 in base salary, an annual target bonus of 35% of base compensation and 80,000 incentive stock options, of which 20,000 vest on April 5, 2017 and 1/48 of the remaining options shall vet following each one month period of service thereafter.

The Company has the right to terminate Mr. Herde’s employment at any time with or without “cause” or upon his death or disability, each as defined in the employment agreement. Mr. Herde may resign with or without “good reason”, as defined in the employment agreement, upon 30 days written notice. Under such circumstances, Mr. Herde will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The employment agreements also include provisions regarding severance. If Mr. Herde is terminated without cause or resigns for good reason, he will also be entitled to 12 months of his then-applicable base salary paid in a lump sum and 12 months of health care benefits continuation at the Company’s expense. If the Company terminates Mr. Herde for cause or he resigns without good reason, he shall not be entitled to further compensation.

Most recently Mr. Herde was the Vice President of Global Blood Screening and Alliance Management for Hologic, Inc., a S&P 500 global healthcare company, with accountability for a portfolio of businesses within the Hologic Diagnostic Solutions division. He joined Hologic in 2012 after being instrumental in the negotiated acquisition of Gen-Probe, a molecular diagnostic company, to Hologic for $3.7 billion. Mr. Herde joined and assisted Gen-Probe with its IPO in 2002 and served in numerous finance roles, ultimately as the Vice President of Finance and Corporate Controller. Prior to his 14 years at Gen-Probe and Hologic, Mr. Herde also served in multiple management roles in finance for Gateway, the global computer and technology company, and was an Audit Manager for KPMG LLP. Mr. Herde holds a Bachelor of Business Administration degree from the University of San Diego and is a Certified Public Accountant (CPA).

The foregoing summary is qualified in its entirety by reference to the employment agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016.

On April 5, 2016, the Company issued a press release announcing the appointment of Mr. Herde as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2016

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name: Henry Ji
Title: President and Chief Executive Officer